UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 16, 2006

Unigene Laboratories, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-16005	22-2328609
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 Little Falls Road, Fairfield, New Jersey	07004
(Address of principal executive offices)	(Zip Code)

(973) 882-0860

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 16, 2006, Unigene Laboratories, Inc. (the “Company) entered into a common stock purchase agreement (the “Securities Purchase Agreement”) pursuant to which the Company agreed to sell 4,000,000 shares of Company common stock, par value $.01 per share (the “Shares”), at a price of $3.25 per share, and a common stock warrant to purchase up to 1,000,000 shares of common stock (the “Warrant Shares”), at an exercise price of $4.25 per share (the “Warrant”), to an institutional accredited investor (the “Purchaser”), identified in the Schedule of Buyers to the Securities Purchase Agreement, in a private placement (the “Private Placement”). A copy of the press release issued by the Company announcing the Private Placement is attached hereto as Exhibit 99.1 and is incorporated by reference.

Pursuant to the registration rights agreement (the “Registration Rights Agreement”) executed in connection with the Private Placement, the Company has agreed to file a registration statement (the “Registration Statement”) on Form S-1 with the Securities and Exchange Commission (the “Commission”) as soon as practicable but in no event later than 30 calendar days after the closing of the Private Placement, to register the resale of the Shares and the Warrant Shares. The Company has agreed to use its reasonable best efforts to have the Registration Statement declared effective by the Commission as soon as practicable, but in no event later than 150 days after the closing of the Private Placement. The Company has also agreed to keep the Registration Statement effective pursuant to Rule 415 at all times until the earliest of (i) the date as of which all of the Registrable Securities (as such term is defined in the Registration Rights Agreement) may be sold without restriction pursuant to Rule 144(k) (or successor thereto) promulgated under the Securities Act of 1933, as amended (the “Act”), (ii) the date 24 months after the closing of the Private Placement and (iii) the date on which all of the Registrable Securities covered by such Registration Statement have been sold.

If (i) the Registration Statement has not been filed on or before the 60th day following the closing of the Private Placement (a “Filing Failure”), (ii) the Registration Statement has been filed with the Commission but not declared effective on or before the 180th day after the closing of the Private Placement (an “Effectiveness Failure”) or (iii) on any day after the date on which the Registration Statement is declared effective by the Commission sales of all of the Registrable Securities cannot be made (other than during a specified grace period) (a “Maintenance Failure”), then the Company shall pay to each holder of Registrable Securities an amount in cash equal to two percent (2%) of the aggregate Purchase Price (as such term is defined in the Securities Purchase Agreement), for each 30 day period (pro rated for periods totaling less than 30 days), until the earlier of the date such Filing Failure, Effectiveness Failure or Maintenance Failure, as the case may be, is cured or until the date 24 months after the closing of the Private Placement.

The foregoing summary of the Private Placement is qualified in its entirety by the full text of the Securities Purchase Agreement, Registration Rights Agreement and Warrant, which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

On March 17, 2006, we completed the sale of the Shares and the Warrant to the Purchaser pursuant to the Securities Purchase Agreement. The Warrant is exercisable immediately and for a period of five years at an exercise price of $4.25 per share. We received gross proceeds of $13,000,000 before expenses of approximately $100,000. We issued the Shares and the Warrant in a transaction not involving a public offering in reliance on the exemptions provided by Section 4(2) of the Act and Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state laws. We are obligated to file a Registration Statement with the Commission with respect to the Shares and the Warrant Shares. Further information required by this item is incorporated herein by reference from Item 1.01 above.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document Description
10.1	Securities Purchase Agreement, dated March 16, 2006

10.2	Registration Rights Agreement, dated March 17, 2006

10.3	Warrant to Purchase Common Stock, dated March 17, 2006

99.1	Press Release, dated March 17, 2006

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIGENE LABORATORIES, INC.

By:	/s/ Warren P. Levy
Warren P. Levy, President

Date: March 22, 2006

Exhibit Index

Exhibit No.	Document Description
10.1	Securities Purchase Agreement, dated March 16, 2006

10.2	Registration Rights Agreement, dated March 17, 2006

10.3	Warrant to Purchase Common Stock, dated March 17, 2006

99.1	Press Release, dated March 17, 2006